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                                                                    Exhibit 99.1
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FOR IMMEDIATE RELEASE
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CONTACT:
Martin J. Merritt
Vice President - Finance
RenaissanceRe Holdings Ltd.
(441) 299-7230

               RenaissanceRe Makes Statement on This Week's Events
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Pembroke, Bermuda, September 13, 2001 -- James N. Stanard, Chairman, President
and Chief Executive Officer of RenaissanceRe Holdings Ltd. (NYSE: RNR) said today: "We extend our sympathy to all who were affected by this week's unprecedented tragedy."

In response to inquiries, the Company said that it expects its share of losses from this week's attacks to be significantly smaller than would be indicated by its catastrophe reinsurance market share. This results from the Company having relatively limited exposure to commercial accounts in New York, and minimal exposure to aviation, workers compensation, life and liability reinsurance. Based on its preliminary analysis, the Company believes that it will still report a profit for the third quarter, although it is not yet in a position to comment on performance relative to Street expectations for the quarter.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's principal product is property catastrophe reinsurance.

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future operations results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000 and Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001.